Exhibit 99.1

MILLS MUSIC TRUST

C/O HSBC BANKS U.S.A.

66 HUDSON BLVD EAST

NEW YORK, NY 10001

March 25, 2026

Quarterly Distribution Report No. 245

To the holders (the “Unit Holders”) of Trust Certificates representing interests (the “Trust Units”) in Mills Music Trust (the “Trust”):

This Quarterly Distribution report relates to the payment (the “Q4 Payment”) received by the Trust from Sony Music Publishing (“Sony EMI”) during the fourth quarter of 2025 (the “Q4 Distribution Period”), in respect of the contingent portion payment attributable to royalty income generated by the Trust’s copyright catalogue in the Q4 Distribution Period (the “Q4 Contingent Portion Payment”).

The Trust received $241,647 ($0.8701 per Trust Unit) for the Q4 Contingent Portion Payment attributable to the Q4 Distribution Period, as compared to $260,759 ($0.9390 per Trust Unit) for the payment attributable to the fourth quarter of 2024.

In addition to the Q4 Contingent Portion Payment, the Trust also received from Sony EMI during the Q4 Distribution Period (i) $92,550 ($0.3333 per Trust Unit) as a result of a true up of the contingent portion payment made by Sony EMI to the Trust during the third quarter of 2025 (the “Q3 Distribution Period”) in respect of royalty income generated by the Trust’s copyright catalogue in the Q3 Distribution Period (the “Q3 True Up Payment”) and (ii) $89,973 ($0.3239 per Trust Unit) with respect to the Q4 Contingent Portion Payment which is discussed in more detail immediately below (the “Additional Q4 Amount”).

After receiving the Q4 Contingent Portion Payment, the Q3 True Up Payment and the Additional Q4 Amount (collectively, the “Q4 Payment”), the Trust paid $78,865 in connection with invoices rendered to the Trust, leaving an aggregate balance of $345,295 ($1.2434 per Trust Unit). Such balance is being distributed to the Unit Holders of record as of the close of business on March 24, 2026.

On March 12, 2026, Sony EMI informed the Trust that the Additional Q4 Amount was an overpayment and that it intends to correct such overpayment in future quarters by offset against future contingent portion payments to be made to the Trust in respect of such quarters.

Additional computation details are set forth in the attached report.

The information contained in this Quarterly Distribution Report will be disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The Trust’s SEC filings are available to the public over the internet on the SEC’s web site at http://www.sec.gov.

Very truly yours,

MILLS MUSIC TRUST

The following is a computation of amounts available for distribution and/or the payment of administrative expenses of the Trust during the three months and twelve months ended March 31, 2026 and March 31, 2025 out of payments made to the Trust in connection with a deferred contingent purchase price obligation under the asset purchase agreement, dated December 5, 1964:

	Three Months Ended March 31, 2026		Per Unit*
Gross royalty income collected by Sony EMI for the period	$1,356,179
Less: Related royalty expense	$568,024
Amount deducted by EMI	$389,841
Adjustment for copyright renewals, etc.	$157,207

	$1,115,072

Balance as reported by EMI	$241,647		$0.8701

Q3 True Up Payment	$92,550	[1]	$0.3333
Additional Q4 Amount	$89,973	[2]	$0.3239
Payments received by Trust	$424,170		$1.5274

Less: Fees and expenses to Registrar-Transfer Agent and other administrative expenses	$78,865		$0.2839
Audit Settlement Payment	—		$—
Less: Reserve for future potential administrative liabilities and expenses	—		$0.2302

Balance available for distribution	$345,305		$1.2434
Distribution per Unit*			$1.2434

*	Based on the 277,712 Trust Units outstanding.
1

During the Q3 Distribution Period, the Trust received an estimated payment from Sony EMI in the aggregate amount of $250,000 in respect of the contingent portion payment attributable to royalty income generated by the Trust’s copyright catalogue in such period. During the Q4 Distribution Period, the Trust received a true up payment in respect of such estimated payment in the amount of $92,550, representing (x) income collected by EMI for the period of $919,933, less (y) the sum of (i) related royalty expenses of $280,906, (ii) deductions by EMI in the amount of $267,196, and (iii) adjustments for copyright renewals in the amount of $29,281.

2

On March 12, 2026, Sony EMI informed the Trust that it had overpaid the Trust by the aggregate amount of $89,973 ($0.3239 per Trust Unit) for the Q4 Contingent Portion Payment as a result of a computational error made by Sony EMI. Sony EMI intends to correct the overpayment in future quarters by offset against future contingent portion payments to be made to the Trust in respect of such quarters.

Three Months Ended March 31, 2025	Per Unit*	Twelve Months Ended March 31, 2026	Per Unit	Twelve Months Ended March 31, 2025	Per Unit

$923,302		$4,687,128		$3,804,220
362,433		1,652,373		1,383,974
300,055		1,126,011		1,156,042
55		425,201		97

662,543		3,203,585		2,540,113

$260,759		1,483,543		$1,264,107

—	—	—	—	—	—
—	—	—	—	—	—
$260,759	$.9390	$1,483,543	$5.3420	$1,264,107	$4.5519

$196,827	.7087	$799,407	$2.8785	$696,627	$2.5085
—	—	$500,000	$1.8004	—	—
$63,932	.2302	—	—	$63,932	$.2302

—	—	$1,184,136	$4.2639	$503,548	$1.8132

	—		$4.2639		$1.8132